Exhibit 23.2

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91260) pertaining to the Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan of J2 Communications, of our report dated May 18, 2001, with respect to the financial statements of Burly Bear Network, Inc. for the year ended December 31, 2000, included in Form 8-K/A of National Lampoon, Inc.

New York, New York	/s/ Ernst & Young LLP
November 18, 2002